Exhibit 99.1
Investor News Release

Celanese Corporation
Investor Relations
1601 West LBJ Freeway
Dallas, Texas 75234-6034
Celanese Corporation Presents Update on Earnings Growth Strategy and
2008 Outlook at Annual Investor Conference; Raises Outlook for 2007
•	Raises 2007 outlook to between $3.26 and $3.31 for adjusted earnings per share and between $1,285 million and $1,295 million for operating EBITDA

•	Announces initial 2008 guidance of between $3.35 and $3.65 for adjusted earnings per share and between $1,280 million and $1,350 million for operating EBITDA

•	Increases strategic growth objectives; raises original 2010 operating EBITDA target by $50 million

•	Begins commercial sales from its emulsions unit at Nanjing complex; announces plans to add polymer compounding unit
DALLAS, December 11, 2007 — Celanese Corporation (NYSE:CE), a global, hybrid chemical company, will present an update on its earnings growth strategy and 2008 outlook at its annual investor conference today at 8:30 a.m. Eastern time in New York City. The conference, hosted by David N. Weidman, chairman and chief executive officer, will be webcast live on www.celanese.com.
The company raised its full year 2007 outlook for adjusted earnings per share to between $3.26 and $3.31 from its previous guidance range of between $3.10 and $3.20. The company also increased its operating EBITDA guidance range from between $1,240 million and $1,270 million to between $1,285 million and $1,295 million. Continued strength in the acetyl business and successful execution of its strategic growth objectives contribute to the company’s increased outlook.
The company expects further earnings growth as it announced its initial outlook for 2008 adjusted earnings per share of between $3.35 and $3.65 and operating EBITDA of between $1,280 million and $1,350 million.
“In 2008, we expect to make significant progress toward our strategic growth objectives to improve the earnings power of our portfolio,” Weidman said. “We see continued strong volume growth in Advanced Engineered Materials, and we are on track with our revitalization efforts in our Consumer and Industrial Specialties businesses. With the startup of our Nanjing complex earlier this year, we also expect increased volumes in Acetyl Intermediates. Additionally, our current view of acetyl pricing continues to assume a return to more historic pricing levels.”

The company also raised its 2010 strategic growth objectives by $50 million to between $350 million and $400 million in additional operating EBITDA from its 2006 baseline. During today’s conference, Weidman and Celanese business leaders will update investors on the company’s successes in 2007 and provide additional transparency for its plans through 2010. Celanese will also highlight developments in the following key areas:
Expansion in Asia
Celanese continues to pursue initiatives to further enhance its already substantial position in Asia by expanding sales, marketing, manufacturing and research capabilities in the region. The company’s investment in its fully integrated chemical complex in Nanjing, China, will total between $300 million and $350 million. By 2010, the company expects to generate between $600 million and $800 million of revenue and $120 million to $150 million of operating EBITDA annually from the wholly-owned facility.
The acetic acid and emulsions units at its Nanjing complex are now operational and commercial sales are underway. Production units for vinyl acetate and acetic anhydride, as well as two engineered polymers units, are on schedule to startup by early 2009. The company also announced plans to add a polymer compounding unit to the Nanjing complex to support the Advanced Engineered Materials business, consistent with its growth strategy in Asia.
Business-Specific Growth Objectives
The company’s Advanced Engineered Materials, Consumer and Industrial Specialties and Acetyl Intermediates segments continue to focus on profitable growth through innovation, revitalization efforts and organic growth.
•	Advanced Engineered Materials has increased volume by 9 percent through innovative applications and will continue to grow at more than two times global gross domestic product.

•	Consumer and Industrial Specialties completed integration activities of its Acetate Products Limited asset acquisition and is already realizing synergies. This acquisition culminates the segment’s successful revitalization of its Acetate Products business. Previously announced revitalization plans for the Industrial Specialties businesses are currently underway to capture additional growth opportunities.

•	Acetyl Intermediates will benefit from an attractive industry structure with continued strong demand, superior technology, low operating costs and downstream integration. The company expects the favorable supply/demand balance in acetyls to continue into 2010.
Collectively, these realigned businesses are positioned to accelerate growth and provide a higher level of earnings for Celanese.
Operational Excellence
With a track record of execution and a performance-based culture, Celanese continues to pursue operational excellence opportunities to more than offset inflation and create value. The company expects its sustainability objectives to continue to drive further improvement in environmental, health and safety performance. These objectives are directly linked to the company’s cost reduction initiatives through its Operational Excellence programs.
By 2010, the company expects to reduce greenhouse gas emissions and energy by 30 percent and 20 percent, respectively, versus 2005 levels. From 2001 to 2007, the company has reduced energy usage in its manufacturing operations by 28 percent, resulting in approximately $150 million savings per year versus 2001 levels. The company also issued its 2007 Sustainability Report which highlights its firm commitment to policies, practices and behaviors that contribute to a sustainable business for customers, shareowners, employees, neighbors and business partners.

Cash Generation
In 2008, the company expects to generate approximately $500 million to $550 million of adjusted free cash flow through execution of its growth strategy and its optimized capital structure. Celanese plans to continue using generated cash efficiently to pursue earnings growth opportunities while maintaining the financial flexibility to return cash to shareholders.
“We are excited about the significant progress that we’ve made in executing our growth strategy, and we are on track to deliver on our commitments ahead of our original expectations. Our strong portfolio of specialty businesses, performance-driven culture, as well as our global balance and end-market diversity, provide a platform for sustained earnings growth, continued strong cash generation and increased value for shareholders,” Weidman said.
The conference will be available by webcast on www.celanese.com in the investor section or by phone at the following numbers:
Dial-in Number: 800.591.6944
Secondary Dial-in Number: 617.614.4910
Participant Passcode: 29781541
Presentation materials will be available approximately 30 minutes prior to the start of the webcast.
A replay of the event will be available from December 11, 2007, until December 18, 2007, at the following numbers:
Primary Replay Number: 888.286.8010
Secondary Replay Number: 617.801.6888
Passcode: 50658831
Contacts:

Investor Relations	Media
Mark Oberle	Jeremy Neuhart
Phone: +1 972 443 4464	Phone: +1 972 443 3750
Telefax: +1 972 332 9373	Telefax: +1 972 443 8519
Email: Mark.Oberle@celanese.com	Jeremy.Neuhart@celanese.com
About Celanese:
As a global leader in the chemicals industry, Celanese Corporation makes products essential to everyday living. Our products, found in consumer and industrial applications, are manufactured in North America, Europe and Asia. Net sales totaled $6.7 billion in 2006, with over 60% generated outside of North America. Known for operational excellence and execution of its business strategies, Celanese delivers value to customers around the globe with innovations and best-in-class technologies. Based in Dallas, Texas, the company employs approximately 8,900 employees worldwide. For more information on Celanese Corporation, please visit the company’s website at www.celanese.com.
Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP
This release reflects three performance measures, operating EBITDA, adjusted earnings per share, and adjusted free cash flow as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is operating profit; for adjusted earnings per share is earnings per common share-diluted; and for adjusted cash flow is cash flow from operations.
Use of Non-U.S. GAAP Financial Information
▪	Operating EBITDA, a measure used by management to measure performance, is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for other charges and adjustments. We provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a GAAP financial measure because a forecast of other charges and other adjustments is not practical. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Operating EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating profit as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of operating EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, operating EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants.

▪	Adjusted earnings per share is a measure used by management to measure performance. It is defined as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a GAAP financial measure because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.

▪	Adjusted free cash flow is defined as cash flow from operations less capital expenditures, other productive asset purchases, operating cash from discontinued operations and certain other charges. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company’s cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company’s liquidity and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.

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